Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Alpha Architect ETF Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Alpha Architect ETF Trust for the period ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Funds for the stated period.

/s/ Wesley Gray Wesley Gray President, Principal Executive Officer Alpha Architect ETF Trust	/s/ John R. Vogel John R. Vogel Chief Financial Officer and Treasurer Alpha Architect ETF Trust
Dated: December 4, 2015	Dated: December 4, 2015

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Alpha Architect ETF Trust for purposes of Section 18 of the Securities Exchange Act of 1934.